PRAEGITZER INDUSTRIES, INC.

                _______ % JUNIOR SUBORDINATED DEFERRABLE INTEREST
                          DEBENTURES DUE ________, 2028

                     OFFICERS' CERTIFICATE AND COMPANY ORDER

     Pursuant to the Indenture dated as of ________, 1998 (the "Indenture"), between Praegitzer Industries, Inc., an Oregon corporation (the "Company"), and Wilmington Trust Company, as Trustee (the "Trustee"), and resolutions adopted by the Pricing Committee of the Company's Board of Directors on ________, 1998; this Officers' Certificate is being delivered to the Trustee to establish the terms of one series of securities (the "Securities") in accordance with Section
3.1 of the Indenture, to establish the form of the Securities of such series in accordance with Section 2.1 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 3.3 of the Indenture and to comply with the provisions of Section 1.2 of the Indenture. This Officers' Certificate shall be treated for all purposes under the Indenture as a supplemental indenture thereto.

     All conditions precedent provided for in the Indenture relating to the establishment of (i) a series of Securities and (ii) the form of Securities of such series have been complied with.

     Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     I. Establishment of Series of Securities pursuant to Section 3.1 of the Indenture.

     There are hereby established pursuant to Section 3.1 of the Indenture a series of Securities which shall have the following terms:

          A. The Securities of such series shall bear the title ____% Junior Subordinated Deferrable Interest Debentures Due ________, 2028.

          B. The aggregate principal amount of such series of Securities to be issued pursuant to this Officers' Certificate and Company Order shall be limited to the sum of (i) $ ____________ (except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.4, 3.5, 3.6, 9.6 or 11.7 of the Indenture and except for any Securities which, pursuant to Section 3.3 of the Indenture, are deemed never to have been authenticated and delivered thereunder).

          C. The date on which the principal of the Securities is due and payable shall be ____________, 2028.

          D. The Securities shall bear interest at the rate of ___% per annum (based upon a 360-day year of twelve 30-day months), compounded monthly, from and including the date of original issuance or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each

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calendar year (each, an "Interest Payment Date"), commencing January 15, 1999, until the principal thereof is paid or made available for payment. The Business Day next preceding an Interest Payment Date shall be the "Regular Record Date" for the interest payable on such Interest Payment Date. Accrued interest that is not paid on such applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at a rate per annum of ___% thereof compounded quarterly.

     In addition, so long as no Event of Default with respect to the Securities has occurred or is continuing, and so long as the Consolidated Interest Coverage Ratio of the Company for the Reference Period immediately preceding what would (but for the Extension Period, defined below) otherwise be an Interest Payment Date shall be at no greater than 1.50 to 1, the Company has the right under the Indenture at any time during the term of such Securities to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of ___%, compounded quarterly, to the extent permitted by applicable law).

          E. Principal of (and premium, if any) and interest on the Securities will be payable, and, except as provided in Section 3.5 of the Indenture with respect to a Global Security (as defined below), the transfer of the Securities will be registrable and Securities (except as provided in paragraph (Q) hereof) will be exchangeable for Securities bearing identical terms and provisions at the corporate trust office of Wilmington Trust Company in the City of Wilmington, State of Delaware.

          F. The Securities will be redeemable in whole at any time and in part from time to time, at the option of the Company at any time on or after _____________, 2003, at a redemption price equal to the accrued and unpaid interest on the Securities so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

          In addition, upon the occurrence of a Tax Event or an Investment Company Event (as each such term is defined below) the Company may, at its option, prepay the Securities in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event or Investment Company Event, at a redemption price equal to the accrued and unpaid interest on the Securities so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

          "Tax Event" means the receipt by the Praegitzer Industries Trust I, a Delaware statutory business trust (the "Trust"), of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities of the Trust, there is more than an insubstantial risk that
(i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or

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accrued on the Securities, (ii) interest payable by the Company on the
Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

          "Investment Company Event" means, in respect of the Trust, the receipt by the Trust of an Opinion of Counsel, rendered by a law firm experienced in such matters, to the extent that, as a result of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which change becomes effective on or after the date of original issuance of the Preferred Securities of the Trust.

          G. The Company shall not be obligated to redeem or purchase any Securities pursuant to any sinking fund or analogous provisions or at the option of the Holder.

          H. The Securities will be issued only in fully registered form and the authorized minimum denomination of the Securities shall be $10.00 and any integral multiple of $10.00 in excess thereof.

          I. The Securities shall be denominated, and payments of principal of (and premium, if any) and interest on the Securities of such series will be made, in United States dollars.

          J. The Securities shall be subject to the Events of Default specified in Section 5.1, paragraphs (a) through (e), of the Indenture.

          K. The portion of the principal amount of the Securities which shall be payable upon declaration of acceleration of maturity thereof shall not be other than the principal amount thereof, provided, that, if such acceleration is declared by the Holders of at least 25% in aggregate liquidation amount of the Preferred Securities then outstanding, then, upon such declaration of acceleration, the Securities which shall be payable shall be the principal amount thereof plus accrued interest (including any Additional Interest).

          L. The Securities will be issued in fully registered form, without coupons. The Securities will not be issued in bearer form.

          M. The amount of payments of principal of and any premium or interest on the Securities will not be determined with reference to an index.

          N. The Securities shall not be issued in the form of a temporary Global Security (as defined below).

          O. The Securities will initially be in certificated form registered in the name of Wilmington Trust Company as Property Trustee for the Trust (the "Certificated Securities"). The Securities may, in the sole discretion of the Company, be deposited with, and on behalf of, The Depository Trust Company, New York, New York, as Depositary, and

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will be represented by a global security (a "Global Security") registered in the name of a nominee of the Depositary. If and so long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Securities of such series represented by such Global Security for all purposes under the Indenture and the Securities. The Certificated Securities or the Global Securities, as the case may be, shall bear no legends.

          P. The Trustee shall be Paying Agent.

          Q. The Securities will not be convertible into any other securities or property of the Company. The Securities of any series may not be exchanged for Securities of any other series.

          R. The Trust Agreement, the Amended and Restated Trust Agreement and the Guarantee Agreement are in the forms attached hereto as Exhibits A, B and C respectively.

          S. The Securities are subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Debt and Subordinated Debt, as provided in the Indenture.

          T. The Securities shall have additional terms, which terms shall not be inconsistent with the provisions of the Indenture.

     II. Establishment of Forms of Securities Pursuant to Section 2.1 of Indenture.

     It is hereby established pursuant to Section 2.1 of the Indenture that the Securities shall be substantially in the form attached as Exhibit D hereto.

     III. Order for the Authentication and Delivery of Securities Pursuant to
Section 3.3 of the Indenture.

     It is hereby ordered pursuant to Section 3.3 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, Securities in the aggregate principal amount of $_____________ registered in the name of Wilmington Trust Company, as Property Trustee for the Trust, which Securities have been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Securities to Wilmington Trust Company or its custodian on or before 12:00 noon, Eastern time, on _____________, 1998.

     IV. Other Matters.

     Attached as Exhibit E hereto are true and correct copies of resolutions adopted by the Pricing Committee of the Board of Directors of the Company at a meeting on _____________, 1998. Attached as Exhibit F hereto are true and correct copies of resolutions adopted by the Board of Directors of the Company at a meeting on _____________, 1998, authorizing the issuance of the Securities. Such resolutions have not been further amended, modified or rescinded and remain in full force and effect; and such resolutions (together with this Officers' Certificate) are the only resolutions or other action

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adopted by the Company's Board of Directors or any committee thereof or by any
Authorized Officers relating to the offering and sale of the Securities.

     The undersigned have read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned have examined the resolutions adopted by the Board of Directors and the Pricing Committee of the Board of Directors of the Company. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to the establishment of (i) a series of Securities, (ii) the forms of such Securities and (iii) authentication of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this _____ day of _____________, 1998.

                                    PRAEGITZER INDUSTRIES, INC.



                                    By:
                                         ---------------------------------------
                                    Name:
                                    Title:



                                    By:
                                         ---------------------------------------
                                    Name:
                                    Title:

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                                    EXHIBIT A

                                 Trust Agreement

                                      -6-

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                                    EXHIBIT B

                      Amended and Restated Trust Agreement

                                      -7-

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                                    EXHIBIT C

                               Guarantee Agreement

                                      -8-

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                                    EXHIBIT D

                               Form of Securities

                                      -9-

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                                    EXHIBIT E

                        Resolutions of Pricing Committee

                                      -10-

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                                    EXHIBIT F

                        Resolutions of Board of Directors

                                      -11-